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                                                                   Exhibit (q1)

                               POWER OF ATTORNEY
                                WITH RESPECT TO
                         TIFF INVESTMENT PROGRAM, INC.

         The undersigned Directors of TIFF Investment Program, Inc. (the "Fund") hereby appoint Richard J. Flannery, Tina M. Leiter, Richelle S. Maestro and William E. Vastardis his or her attorney-in-fact, with full power of substitution and with full power to each of them, in any and all capacities, to sign for and in the names of the undersigned all registration statements and amendments, to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission and to perform every act necessary to be done in order to comply with the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder. Each of the undersigned hereby ratifies and confirms all that said attorney-in-fact or his or her substitutes may do or cause to be done by virtue hereof.

         This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

Signature                               Date
---------                               ----

/s/ Sheryl Johns                        April 5, 2007
-----------------------------           -----------------------------
Sheryl L. Johns


/s/ Suzanne Brenner                     April 15, 2007
-----------------------------           -----------------------------
Suzanne Brenner


/s/ Harry N. Hoffman                    April 25, 2007
-----------------------------           -----------------------------
Harry N. Hoffman III


/s/ William H. McLean                   April 23, 2007
-----------------------------           -----------------------------
William H. McLean